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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of UTI Corporation on Form S-1 of our report dated March 20, 2000, on the consolidated financial statements of Medical Device Manufacturing, Inc. (d/b/a Rivo Technologies) as of December 31, 1999 and for the period from July 2, 1999 (date of inception) through December 31, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Denver, Colorado
December 22, 2000



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of UTI Corporation on Form S-1 of our report dated April 16, 1999 on the financial statements of G&D, Inc. (d/b/a Star Guide Corporation) as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Denver, Colorado
December 22, 2000



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of UTI Corporation on Form S-1 of our report dated March 17, 1999 on the consolidated financial statements of Noble-Met, Ltd. and Subsidiary as of and for the year ended December 31, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Denver, Colorado
December 22, 2000